UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2018

AMERICAN HOMES 4 RENT

AMERICAN HOMES 4 RENT, L.P.

(Exact Name of Registrant as Specified in its Charter)

Maryland (American Homes 4 Rent)	001-36013	46-1229660
Delaware (American Homes 4 Rent, L.P)	333-221878-02	80-0860173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2018, Diana Laing, Chief Financial Officer, informed American Homes 4 Rent and American Homes 4 Rent, L.P. (collectively, the “Company”) that she would resign her position with the Company effective June 30, 2018, to pursue other interests.

On May 22, 2018, the Company announced that the Board of Trustees had appointed Christopher Lau, age 36, as Chief Financial Officer, effective July 1, 2018. Mr. Lau has served as Executive Vice President–Finance since February 2017. Previously, he served as Vice President and then Senior Vice President - Finance at the Company from 2013 to 2017. From 2010 to 2013, Mr. Lau was a Senior Manager in Deloitte’s New York Real Estate M&A Advisory practice, serving as an advisor to real estate private equity and corporate clients, providing due diligence and other M&A advisory services. Prior to his M&A Advisory role, Mr. Lau was a Senior Manager in Deloitte’s Real Estate Audit Practice, primarily serving equity REIT clients. Mr. Lau earned a B.S. in Accounting from San Diego State University and is a Certified Public Accountant (inactive) in California.

There have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Lau that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated May 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: May 22, 2018	By:	/s/	Stephanie Heim
Stephanie Heim
Executive Vice President-Counsel